Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

DREW INDUSTRIES INCORPORATED

ARTICLE I

Offices

SECTION 1: REGISTERED OFFICE – The registered office of the Corporation shall be established and maintained at the office of the Corporation Service Company, in the State of Delaware, and said Corporation Service Company shall be the registered agent of this Corporation.

SECTION 2: OTHER OFFICES – The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders

SECTION 1:        ANNUAL MEETINGS – Annual Meetings of Stockholders for the election of directors and for such other business as may be stated in a Notice of the Meeting, shall be held at such place, whether within or without the State of Delaware, and at such time as the Board of Directors shall determine as set forth in the Notice of the Meeting.

The annual meeting of stockholders shall be held within thirteen months of the previous annual meeting. If the annual meeting is not, for any reason, held as specified herein, the Board of Directors shall provide that such meeting be held a soon as practicable.

At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the Notice of the Meeting.

SECTION 2: VOTING – Each stockholder shall be entitled to one vote for each Share of Common Stock held of record on all matters on which stockholders are entitled to vote. Any stockholder entitled to vote at a meeting of stockholders may authorize another person to vote in his or her place by written proxy but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Voting at meetings of stockholders need not be by written ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware, these by-laws, or the rules or regulations of any stock exchange applicable to the Corporation.

A complete list of the stockholders entitled to vote at any meeting shall be maintained by the Corporation in the usual course of its business. Such stockholder’s list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting at the principal office of the Corporation, or any office designated for the purpose. The stockholder’s list shall also be available at any stockholder’s meeting.

SECTION 3: QUORUM – At any meeting of stockholders the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless a greater or lesser quorum shall be provided by law or by the Certificate of Incorporation and in such case the representation of the number so required shall constitute a quorum. The stockholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

Whether or not a quorum is present, the meeting may be adjourned from time to time by a vote of the shares present. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting if held at the time specified in the notices thereof.

SECTION 4: SPECIAL MEETINGS. – Special meetings of the stockholders for any purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 5: NOTICE OF MEETINGS – Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, the notice of any meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States

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mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6: WRITTEN CONSENT – Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

SECTION 7: TYPE OF MEETING – The Board of Directors may determine to hold the annual or any special meeting of stockholders solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law.

ARTICLE III

Directors

SECTION 1: NUMBER AND TERM – The number of directors shall be not less than three and not more than a number which shall be determined from time to time by resolution of the Board. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. If the number of directors is increased by the Board of Directors such additional directors so provided for may be elected by a majority vote of the entire Board of Directors to hold office until the next annual election of directors and until their successors qualify. Directors need not be stockholders.

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SECTION 2: RESIGNATIONS - Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time of its receipt by the Chairman of the Board or the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3: NEWLY CREATED DIRECTORSHIPS AND VACANCIES – Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, and such decrease shall not be effective until the next annual meeting of stockholders.

SECTION 4: NOMINATION OF DIRECTOR CANDIDATES –

(a)          Nominations of candidates for election as directors of the Corporation at any meeting of stockholders called for election of directors (an “Election Meeting”) may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting.

(b)        Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than thirty days prior to the date of the Election Meeting.

(c)        Not less than ninety days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, (iv) a statement that the nominee is willing to be nominated and (v) such other information concerning each such nominees as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees.

(d)        In the event that a person is validly designated as a nominee in accordance with paragraph (b) or (c) hereof and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

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(e)        If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the procedures as set forth in these by-laws, such nominations shall be void.

SECTION 5: POWERS – The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certification of Incorporation of the Corporation or by these by-laws, conferred upon or reserved to the stockholders.

SECTION 6: COMMITTEES OF THE BOARD – The Board of Directors may designate one or more Committees, including an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, and such other Committees that the Board deems necessary, each consisting of one or more independent directors of the Corporation as members, with such power and authority as prescribed by the by-laws or as provided in a resolution of the Board of Directors, except as limited by Section 141(c), Delaware General Corporation Law.

SECTION 7: MEETINGS – Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time, in advance, by resolution of the directors.

The Board shall hold an annual meeting within 48 hours of the annual meeting of stockholders. Special meetings of the Board may be called by the Chief Executive Officer and shall be called by the Secretary upon the written request of any two directors on at least two days’ notice to each director. Such meeting shall be held at such time and place as may be determined by the directors for all special meetings or, if no such determination on it has been made, as shall be stated in the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 8: QUORUM – A majority of the entire Board shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. If a quorum is obtained, the meeting may continue as a valid meeting even if members withdraw so as to reduce the number of directors present to less than a quorum. Unless otherwise specified in the

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Certificate of Incorporation or these by-laws, a majority vote of the directors present at any meeting shall constitute the action of the Board.

SECTION 9: ACTION WITHOUT MEETING – Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, many be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

ARTICLE IV

Officers

SECTION 1: EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES – The Board of Directors shall elect a Chief Executive Officer and President, and Secretary, and it may, if it so determines, choose a Chairperson of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation of removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 2: POWERS AND DUTIES OPF EXECUTIVE OFFICERS – The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

SECTION 3: APPOINTING ATTORNEYS AND AGENTS; VOTING SECURITIES OF OTHER ENTITIES – Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other

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corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or the Vice President.

SECTION 4: CHIEF EXECUTIVE OFFICER AND PRESIDENT – The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the Chief Executive Officer and President of a Corporation. The Chief Executive Officer and President shall preside at all meetings of the stockholders, if present, and, in the absence of the Chairman of the Board of Directors, at all meeting of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5: VICE PRESIDENT – Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the directors.

SECTION 6: CHIEF FINANCIAL OFFICER – The Chief Financial Officer shall be responsible for all accounting, financial and reporting matters of the Corporation. The Chief Financial Officer shall render to the Chief Executive Officer and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

SECTION 7: TREASURER – Custody of the corporate funds and securities shall be maintained under the supervision of the Treasurer. The Treasurer will assure that the Corporation keeps full and accurate accounts of receipts and disbursements in books belonging to the Corporation. Under his or her supervision all deposits of moneys and other valuables is the name and to the credit of the Corporation shall be made in such depositories as may be designated by the Board of Directors.

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The Treasurer or his or her designees shall disburse or supervise the disbursement of the funds of the Corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements.

SECTION 8: SECRETARY – The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person directed by the Chief Executive Officer, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He or she shall record or cause to be recorded all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the directors or the Chief Executive Officer. He or she shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chief Executive Office, and attest the same.

SECTION 9: ASSISTANT TREASURERS AND ASSISTANT SECRETARIES – Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

SECTION 10: TERM IN OFFICE – The term of each officer shall continue until the next annual meeting of directors.

All officers shall be subject to removal with or without cause at any time by the affirmative vote or majority of the entire Board.

ARTICLE V

Miscellaneous

SECTION 1: CERTIFICATES OF STOCK – Certificates of stock, signed by the Chairman of the Board of Directors or Chief Executive Officer or Executive Vice President, and the Chief Financial Officer, Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by such person in the Corporation. Any of or all the signatures may be facsimiles.

SECTION 2: LOST CERTIFICATES - A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of

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the stock at the date the Company is notified of the lost certificate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

SECTION 3: TRANSFER OF SHARES - The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4: TAKING RECORDS OF STOCKHOLDERS - For the purpose of determining stockholders or an adjournment thereof or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any action, the Board of Directors shall fix, in advance, the record date for any such determination of stockholders. The date shall not be more than sixty nor less than ten days before the date of the meeting, nor more than sixty days before any other action.

SECTION 5: DIVIDENDS – Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid from any source permitted by law.

SECTION 6: SEAL – The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7: FISCAL YEAR – The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 8: CHECKS – All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by two of such officers of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9: NOTICE AND WAIVER OF NOTICE – Whenever any notice is required by these by-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person

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entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute

Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

Amendments

These By-Laws may be altered, amended or repealed and new By-Laws made, by the Board of Directors, but the stockholders may make additional By-Laws and may alter and repeal any By-Laws whether adopted by them or otherwise.

ARTICLE VII

Indemnification Expenses

SECTION 1: PREPAYMENT OF EXPENSES – The Corporation shall pay the expenses (including attorneys’ fees) incurred by any person whom it indemnifies pursuant to its Restated Certificate of Incorporation, as amended (“an Indemnitee”) in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under the Restated Certificate of Incorporation, as amended.

SECTION 2: CLAIMS – If a claim for payment of expenses under this Article VII is not paid in full within sixty (60) days after a written claim therefore by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 3: NONEXCLUSIVITY OF RIGHTS – The rights conferred on any Indemnitee by this Article VII shall not be exclusive of any other rights which such

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Indemnitee may have or hereafter acquires under any statute, provision of the Restated Certificate of Incorporation, as amended, these By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise.

SECTION 4: OTHER SOURCES – The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trustee, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 5: AMENDMENT OR REPEAL – Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

SECTION 6: OTHER INDEMNIFCATION AND PREPAYMENT OF EXPENSES - This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

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